EXHIBIT 1

JOINT FILING AGREEMENT

             In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to securities of Mentor Graphics Corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

             The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

             This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

             IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 3, 2011.

Casablanca Special Opportunities Fund I, LLC

By:	Casablanca Capital LLC, its Investment Manager

By:	/s/ Douglas Taylor
Name:	Douglas Taylor
Title:	Chief Executive Officer

Casablanca Capital I LLC

By:	/s/ Douglas Taylor
Name:	Douglas Taylor
Title:	Chief Executive Officer

Casablanca Capital LLC

By:	/s/ Douglas Taylor
Name:	Douglas Taylor
Title:	Chief Executive Officer

/s/ Donald G. Drapkin
Donald G. Drapkin

/s/ Douglas Taylor
Douglas Taylor

/s/ Francisco D'Agostino
Francisco D'Agostino

Element Multi Strategy Fund Ltd.

By:	/s/ Francisco D'Agostino
Name:	Francisco D'Agostino
Title:	Director

Element Capital Advisors Ltd.

By:	/s/ Francisco D'Agostino
Name:	Francisco D'Agostino
Title:	President and Director

Her Majesty the Queen in Right of the Province of Alberta as represented by Alberta Investment Management Corporation

By:	/s/ Brian Gibson
Name:	Brian Gibson
Title:	Senior Vice President Public Equities